Exhibit 99.1

AMSC Reports Third Quarter

Financial Results

Devens, MA – February 9, 2012 – AMSC (NASDAQ: AMSC), a global solutions provider serving wind and grid leaders, today reported financial results for its third quarter of fiscal year 2011 ended December 31, 2011.

Revenues for the third quarter of fiscal 2011 were $18.1 million. This compares with $31.6 million for the third quarter of fiscal 2010 and $20.8 million for the second quarter of fiscal 2011. The year-over-year decline is due primarily to lower shipments from the company’s Grid segment while the quarter-over-quarter decline was due to slightly lower shipments of wind turbine power electronics and controls from the company’s Wind segment.

AMSC reported a net loss for the third fiscal quarter of $26.3 million, or $0.52 per share. This figure includes approximately $6.5 million in expenses related to the company’s litigation against Sinovel Wind Group Co., Ltd. and restructuring and impairment charges related to the workforce reduction that was announced in November 2011. For the third quarter of fiscal year 2010, AMSC reported a net loss of $18.2 million, or $0.38 per share. AMSC reported a net loss of $51.7 million, or $1.02 per share, for the second quarter of fiscal year 2011.

The company’s non-GAAP net loss for the third quarter of fiscal 2011 was $17.5 million, or $0.34 per share. This compares with a non-GAAP net loss of $13.4 million, or $0.28 per diluted share, for the third quarter of fiscal 2010 and a non-GAAP net loss of $22.1 million, or $0.44 per share, for the second quarter of fiscal year 2011. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

AMSC’s cash, cash equivalents, marketable securities and restricted cash at December 31, 2011 totaled $75.5 million. This is in line with the company’s guidance and compares with $108.3 million as of September 30, 2011.

The company’s total backlog as of December 31, 2011, excluding contracts related to Sinovel, increased to $300 million from $298 million as of September 30, 2011.

“I am pleased to report that AMSC exceeded each of its financial targets for the third fiscal quarter,” said AMSC President and Chief Executive Officer Daniel P. McGahn. “We again generated a diversified revenue stream, with solid contributions from both our Wind and Grid segments and with Australia, India, Korea and the United States each contributing more than 10 percent of our total quarterly revenues. We further streamlined our cost structure in the third fiscal quarter, allowing us to reduce our cash usage and better position AMSC for sustainable profitability. In addition, on the orders front, we continued building our order book for fiscal 2012, which begins on April 1, 2012.”

AMSC Reports Third Quarter Results	Page 2

Looking Forward

“The pipeline of business we have built and the organizational changes we have made provide us with confidence that we will post sequential growth and will reduce our cash usage in the fourth fiscal quarter,” McGahn continued. “Our outlook continues to brighten, and we look forward to finishing fiscal year 2011 on a positive note.”

For the quarter ending March 31, 2012, AMSC expects that its revenues will exceed $27 million. AMSC expects that its net loss for the fourth quarter of fiscal 2011 will be less than $24 million, or $0.47 per share. AMSC expects that its non-GAAP net loss for the fourth fiscal quarter will be less than $20 million, or $0.39 per share.

AMSC estimates that it will have approximately $50 million in cash, cash equivalents, marketable securities and restricted cash on March 31, 2012. The company expects that its net cash usage will be further reduced in subsequent quarters as revenues grow year over year, working capital requirements are minimized and the benefits of recent cost reduction efforts are fully realized. AMSC believes that it has sufficient cash to fund its operations for at least the next 12 months.

Conference Call Reminder

In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 10:00 a.m. Eastern Time today to discuss the company’s results and its business outlook. Those who wish to listen to the live or archived conference call webcast should visit the “Investors” section of the company’s website at http://www.amsc.com/investors. The live call also can be accessed by dialing 719-457-2637 and using conference ID 7201664.

About AMSC (NASDAQ: AMSC)

AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner … better energy. Through its Windtec™ Solutions, AMSC enables manufacturers to launch best-in-class wind turbines quickly, effectively and profitably. Through its Gridtec™ Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance. The company’s solutions are now powering gigawatts of renewable energy globally and enhancing the performance and reliability of power networks in more than a dozen countries. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.

AMSC Contact:

Jason Fredette

Phone: 978-842-3177

Email: jfredette@amsc.com

AMSC, Windtec and Gridtec are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

Any statements in this release about future expectations, plans and prospects for the company, including without limitation our prospects for future growth, expectations regarding the sufficiency of our existing cash balance, expectations regarding future financial results and liquidity and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. Such factors include: a significant portion of our revenues has been derived from Sinovel Wind Group Co. Ltd., (“Sinovel”), which has stopped accepting scheduled deliveries and refused to pay amounts outstanding; the disruption in our relationship with Sinovel has materially and adversely

AMSC Reports Third Quarter Results	Page 3

affected our business and results of operations and if, as we expect, Sinovel continues to refuse to accept shipments from us, our business and results of operations will be further materially and adversely affected; we intend to seek additional funding in the future and may be unable to raise capital when needed; we have a history of operating losses, and we may incur additional losses in the future; our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; changes in exchange rates could adversely affect our results from operations; we have identified material weaknesses in our internal control over financial reporting and if we fail to remediate these weaknesses and maintain proper and effective internal controls over financial reporting, our ability to produce accurate and timely financial statements could be impaired and may lead investors and other users to lose confidence in our financial data; if we fail to implement our business strategy successfully, our financial performance could be harmed; we may not realize all of the sales expected from our backlog of orders and contracts; many of our revenue opportunities are dependent upon subcontractors and other business collaborators; our products face intense competition, which could limit our ability to acquire or retain customers; our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; we may acquire additional complementary businesses or technologies, which may require us to incur substantial costs for which we may never realize the anticipated benefits; our international operations are subject to risks that we do not face in the United States, which could have an adverse effect on our operating results; we depend on sales to customers in China, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of China; changes in China’s political, social, regulatory and economic environment may affect our financial performance; many of our customer relationships outside of the United States are, either directly or indirectly, with governmental entities, and we could be adversely affected by violations of the United States Foreign Corrupt Practices Act and similar worldwide anti-bribery laws outside the United States; we rely upon third party suppliers for the components and subassemblies of many of our Wind and Grid products, making us vulnerable to supply shortages and price fluctuations, which could harm our business; we are becoming increasingly reliant on contracts that require the issuance of performance bonds; problems with product quality or product performance may cause us to incur warranty expenses and may damage our market reputation and prevent us from achieving increased sales and market share; our success in addressing the wind energy market is dependent on the manufacturers that license our designs; growth of the wind energy market depends largely on the availability and size of government subsidies and economic incentives; there are a number of technological challenges that must be successfully addressed before our superconductor products can gain widespread commercial acceptance, and our inability to address such technological challenges could adversely affect our ability to acquire customers for our products; we have not manufactured our Amperium wire in commercial quantities, and a failure to manufacture our Amperium wire in commercial quantities at acceptable cost and quality levels would substantially limit our future revenue and profit potential; the commercial uses of superconductor products are limited today, and a widespread commercial market for our products may not develop; we have limited experience in marketing and selling our superconductor products and system-level solutions, and our failure to effectively market and sell our products and solutions could lower our revenue and cash flow; our contracts with the U.S. government are subject to audit, modification or termination by the U.S. government and include certain other provisions in favor of the government; the continued funding of such contracts remains subject to annual congressional appropriation which, if not approved, could reduce our revenue and lower or eliminate our profit; we may be unable to adequately prevent disclosure of trade secrets and other proprietary information; we have filed a demand for arbitration and other lawsuits against Sinovel regarding amounts we contend are due and owing and are in dispute; we cannot be certain as to the outcome of the proceedings against Sinovel; we have been named as a party to purported stockholder class actions and shareholder derivative complaints, and we may be named in additional litigation, all of which will require significant management time and attention, result in significant legal expenses and may result in an unfavorable outcome, which could have a material adverse effect on our business, operating results and financial condition; our technology and products could infringe intellectual property rights of others, which may require costly litigation and, if we are not successful, could cause us to pay substantial damages and disrupt our business; our patents may not provide meaningful protection for our technology, which could result in us losing some or all of our market position; third parties have or may acquire patents that cover the materials, processes and technologies we use or may use in the future to manufacture our Amperium products, and our success depends on our ability to license such patents or other proprietary rights; and our common stock has experienced, and may continue to experience, significant market price and volume fluctuations, which may prevent our stockholders from selling our common stock at a profit and could lead to costly litigation against us that could divert our management’s attention. Reference is made to many of these factors and others in the “Risk Factors” section of the company’s most recent quarterly or annual report filed with the Securities and Exchange Commission. In addition, any forward-looking statements included in this release represent the company’s expectations as of the date of this release. While the company anticipates that subsequent events and developments may cause the company’s views to change, the company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this release.

AMSC Reports Third Quarter Results	Page 4

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended December 31,		Nine months ended December 31,
	2011	2010	2011	2010
Revenues:
Wind	$10,125	$10,840	$27,836	$183,162
Grid	7,933	20,730	20,080	43,691

Total revenues	18,058	31,570	47,916	226,853

Cost of revenues	18,918	31,528	57,810	149,167

Gross profit	(860)	42	(9,894)	77,686

Operating expenses:
Research and development	5,928	8,417	21,339	23,610
Selling, general and administrative	15,402	14,192	54,952	46,724
Write-off of advance payment	—	—	20,551	—
Amortization of acquisition related intangibles	287	393	891	1,154
Restructuring and impairments	4,092	—	8,393	—

Total operating expenses	25,709	23,002	106,126	71,488

Operating (loss) income	(26,569)	(22,960)	(116,020)	6,198

Interest (expense) income, net	(11)	171	232	549
Other income (expense), net	393	2,136	1,313	4,745

(Loss) income before income tax expense (benefit)	(26,187)	(20,653)	(114,475)	11,492

Income tax expense (benefit)	84	(2,495)	1,185	12,642

Net loss	$(26,271)	$(18,158)	$(115,660)	$(1,150)

Net loss per common share
Basic	$(0.52)	$(0.38)	$(2.28)	$(0.02)

Diluted	$(0.52)	$(0.38)	$(2.28)	$(0.02)

Weighted average number of common shares outstanding
Basic	50,933	48,068	50,789	46,017

Diluted	50,933	48,068	50,789	46,017

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UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2011	March 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$58,605	$123,783
Marketable securities	5,261	116,126
Accounts receivable, net	14,764	15,259
Inventory	34,021	25,828
Prepaid expenses and other current assets	29,789	32,759
Restricted cash	9,049	5,566
Deferred tax assets	484	484

Total current assets	151,973	319,805

Property, plant and equipment, net	94,073	96,494
Intangibles, net	8,662	7,054
Restricted cash	2,540	—
Deferred tax assets	5,840	5,840
Other assets	12,275	12,016

Total assets	$275,363	$441,209

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$39,075	$90,273
Adverse purchase commitments	28,763	38,763
Deferred revenue	15,246	10,304
Deferred tax liabilities	5,840	5,840

Total current liabilities	88,924	145,180

Deferred revenue	1,921	2,181
Deferred tax liabilities	484	484
Other	969	509

Total liabilities	92,298	148,354

Commitments and contingencies

Stockholders’ equity:
Common stock	515	507
Additional paid-in capital	894,129	885,704
Treasury stock	(271)	—
Accumulated other comprehensive income	1,525	3,817
Accumulated deficit	(712,833)	(597,173)

Total stockholders’ equity	183,065	292,855

Total liabilities and stockholders’ equity	$275,363	$441,209

AMSC Reports Third Quarter Results	Page 6

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine months ended December 31,
	2011	2010
Cash flows from operating activities:
Net loss	$(115,660)	$(1,150)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	10,875	7,990
Stock-based compensation expense	7,697	10,311
Provision for excess and obsolete inventory	2,150	2,667
Adverse purchase commitment losses (recoveries), net	73	—
Allowance for doubtful accounts	—	25
Write-off of advance payment	20,551	—
Write-off of prepaid value added taxes	—	550
Restructuring charges, net of payments	2,721	—
Impairment of long-lived assets	2,829	—
Deferred income taxes	—	(3,902)
Other non-cash items	2,227	2,025
Changes in operating asset and liability accounts:
Accounts receivable	(1,262)	40,431
Inventory	(10,419)	(42,934)
Prepaid expenses and other current assets	3,244	(16,973)
Accounts payable and accrued expenses	(63,554)	4,945
Deferred revenue	5,254	(20,027)

Net cash used in operating activities	(133,274)	(16,042)

Cash flows from investing activities:
Purchase of property, plant and equipment	(9,332)	(30,690)
Purchase of marketable securities	—	(71,763)
Proceeds from sales and maturities of marketable securities	110,667	47,462
Change in restricted cash	(6,036)	250
Purchase of intangible assets	(3,893)	(2,001)
Purchase of minority investments	(1,800)	(8,000)
Advance payment for previously planned acquisition	(20,551)	—
Change in other assets	(734)	(30)

Net cash provided by (used in) investing activities	68,321	(64,772)

Cash flows from financing activities:
Proceeds from public equity offering, net	—	155,240
Payments in lieu of issuance of common stock for payroll taxes	(271)	—
Proceeds from exercise of employee stock options and ESPP	150	7,350

Net cash (used in) provided by financing activities	(121)	162,590

Effect of exchange rate changes on cash and cash equivalents	(104)	(351)

Net (decrease) increase in cash and cash equivalents	(65,178)	81,427
Cash and cash equivalents at beginning of period	123,783	87,594

Cash and cash equivalents at end of period	$58,605	$169,021

Supplemental schedule of cash flow information:
Cash paid for income taxes, net of refunds	13,482	$13,660
Non-cash contingent consideration in connection with acquisitions	—	10,004
Non-cash issuance of common stock	586	637

AMSC Reports Third Quarter Results	Page 7

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Net (Loss) Income

(In thousands, except per share data)

	Three months ended December 31,		Nine months ended December 31,
	2011	2010	2011	2010
Net loss	$(26,271)	$(18,158)	$(115,660)	$(1,150)
Write-off of advance payment	—	—	20,551	—
Stock-based compensation	2,118	2,249	7,697	10,073
Executive severance	—	—	2,066	—
Restructuring and impairment charges	4,092	—	8,393	—
Sinovel litigation	2,423	—	5,757	—
Provision for excess and obsolete inventory	—	2,087	—	2,667
Adverse purchase commitment (recoveries) losses, net	(94)	—	73	—
Value-added tax write-off	—	118	—	550
Margin on zero cost-basis inventory	(46)	—	(173)	—
Amortization of acquisition-related intangibles	287	392	891	1,154
Tax effects	—	(88)	—	(255)

Non-GAAP net (loss) income	$(17,491)	$(13,400)	$(70,405)	$13,039

Non-GAAP (loss) earnings per share	$(0.34)	$(0.28)	$(1.39)	$0.28

Weighted average shares outstanding *	50,933	48,068	50,789	46,017

*	Diluted shares are used for periods where net income is generated.

Reconciliation of Forecast GAAP Net Loss to Non-GAAP Net Loss

(In millions, except per share data)

Three months ending March 31, 2012
Net loss	$(24.0)
Amortization of acquisition-related intangibles	0.3
Stock-based compensation	2.7
Sinovel litigation expenses	1.0
Tax effects	0.0

Non-GAAP net loss	$(20.0)

Non-GAAP net loss per share	$(0.39)

Shares outstanding	51.1

Note: Non-GAAP net income (loss) is defined by the company as net income (loss) before amortization of acquisition-related intangibles, restructuring and impairments, stock-based compensation, severance and other unusual charges, and any tax effects related to these items. The company believes non-GAAP net income (loss) assists management and investors in comparing the company’s performance across reporting periods on a consistent basis by excluding these non-cash or non-recurring charges that it does not believe are indicative of its core operating performance. The company also regards non-GAAP net income (loss) as a useful measure of operating performance and cash flow to complement operating income, net income (loss) and other GAAP financial performance measures. In addition, the company uses non-GAAP net (loss) income as a factor in evaluating management’s performance when determining incentive compensation and to evaluate the effectiveness of its business strategies.

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Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of non-GAAP to GAAP net income is set forth in the table above.